SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2015

ZAGG Inc

(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Fourth Amendment to Wells Fargo Credit Agreement

On August 24, 2015, ZAGG Inc (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo”), entered into the Fourth Amendment to Credit Agreement (“Amendment”), which modified the original Credit Agreement entered into between the Company and Wells Fargo on December 7, 2012 and all subsequent amendments to the Credit Agreement (First Amendment to the Credit Agreement entered into on December 20, 2013, Second Amendment to the Credit Agreement entered into on November 3, 2014, and Third Amendment to the Credit Agreement entered into on December 23, 2014) (collectively, the “Credit Agreement”).

The Amendment modifies a debt covenant to allow the Company to purchase up to $15.0 million of ZAGG Inc common stock during each calendar year, including the 2015 calendar year, rather than during consecutive twelve month periods, as was contemplated by the Credit Agreement prior to the Amendment.

As consideration for the entering into this agreement, the Company agreed to pay Wells Fargo reasonable legal fees and expenses incurred related to the Amendment.

There were no other changes to the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

By:

/s/ BRADLEY J. HOLIDAY

Bradley J. Holiday

Chief Financial Officer

Date: August 25, 2015

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